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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Enterbank Holdings, Inc.:

We consent to the incorporation by reference in Enterbank Holdings, Inc. and subsidiaries (Enterbank) registration statement No. 333-43365 on Form S-8 of our report dated February 18, 2000, relating to the consolidated balance sheets of Enterbank as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Enterbank.

                                                              /s/ KPMG LLP

St. Louis, Missouri
March 9, 2000